Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated January 15, 2021, relating to the balance sheet of Viant Technology Inc. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/ Deloitte & Touche LLP Costa Mesa, California
February 8, 2021